STATE OF FLORIDA

                               [GRAPHIC OMITTED]

                              DEPARTMENT OF STATE

I certify the attached is a true and correct copy of the Articles of Amendment, filed on October 28, 1996, to the Articles of Incorporation for CELEBRITY STEAKHOUSES INC. which changed its name to DEERFIELD FINANCIAL SERVICES INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is P96000052403.


                                       Given under my hand and the
                                       Great Seal of the State of Florida,
                                       at Tallahassee, the Capital, this the
                                       Thirty-First day of October, 1996

[SEAL OMITTED]
                                            /s/ Sandra B. Mortham
CR2EO22(1-95)                               ----------------------
                                                Sandra B. Mortham
                                                Secretary of State

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF

                           CELEBRITY STEAKHOUSES INC.
                           --------------------------

Article I. The name under which this Corporation was formed is: CELEBRITY STEAKHOUSES INC.

Article II. The Articles of Incorporation of the Corporation were filed on the 18th day of June, 1996 by the Florida Secretary of State.


Article III. The first Amendment to the Articles of Incorporation of the Corporation were filed on July 12, 1996 by the Florida Secretary of State.


Article IV. Articles I, V and VI of the Articles Of Incorporation are hereby deleted in their entirety and respectively, replaced by the following:


         Article I.  The name of this Corporation is:
                        DEERFIELD FINANCIAL SERVICES INC.
                        ---------------------------------

         Article V. The name and address of the Registered Agent is: Paul M. Galant, 21218 St. Andrews Blvd., Suite 226, Boca Raton, Florida 33486.

         Article VI. The address of the Corporation is:
                     21218 St. Andrews Blvd., Suite 226, Boca Raton, Florida 33486.


Article V. This second Amendment To The Articles of Incorporation shall take effect immediately, and has been duly adopted by the undersigned as the sole stockholder and director of the corporation.


IN WITNESS WHEREOF, the undersigned under the penalty of perjury has executed this Amendment To The Articles Of Incorporation this 26th day of October, 1996.



                                   /s/ Paul Galant
                                   ---------------------------------------------
                                   Paul M. Galant, Sole Stockholder and Director

                                [GRAPHIC OMITTED]

                          FLORIDA DEPARTMENT OF STATE
                                Sandra B. Mortham
                               Secretary of State

July 18, 1996

PAUL M. GALANT
4630 S. KIRKMAN RD., STE. 437
ORLANDO, FL 32811


Re:  Document Number P96000052403

The Articles of Amendment to the Articles of Incorporation for CELEBRITY STEAKHOUSES INC., a Florida corporation, were filed on July 12, 1996.

The certification requested is enclosed.

Should you have any question regarding this matter, please telephone (904) 487-6050, the Amendment Filing Section.

Velma Shepard
Corporate Specialist
Division of Corporations           Letter Number: 196A00034758


      Division of Corporations - P.O. BOX 6327 -Tallahassee, Florida 32314